FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
August 20, 2015	James D. Moll
President and CEO
(507) 553-3151

WELLS FINANCIAL CORP. DECLARES CASH DIVIDEND

Wells, Minnesota—August 20, 2015-- Wells Financial Corp. (OTCQB Market Place-“WEFP”), the parent holding company of Wells Federal Bank, today announced that the Company’s Board of Directors declared an $0.18 per share quarterly cash dividend payable on September 18, 2015, to stockholders of record as of the close of business on September 4, 2015.   The dividend amount represents an increase of $0.03 per share over the amount of the quarterly cash dividend paid in 2014.

Wells Financial Corp. is the bank holding company for Wells Federal Bank, a Minnesota-chartered, FDIC-insured bank.  Wells Federal Bank, originally chartered in 1934, operates from nine full-service offices in Faribault, Blue Earth, Nicollet, Freeborn, Steele and Watonwan Counties, Minnesota.

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